Exhibit 99.1

Rezolute Announces Exercise of Underwriters’ Option to Purchase Additional Shares and Concurrent Private Placement

Additional $6.7M in funding resulting in approximately $67M in gross proceeds

NEW YORK--(BUSINESS WIRE)--Jun. 27, 2024-- Rezolute, Inc. (Nasdaq: RZLT) (“Rezolute” or the “Company”), a late-stage biopharmaceutical company committed to developing novel, transformative therapies for serious rare diseases, today announced that the underwriters of its previously announced public offering, which closed on June 24, 2024, have exercised an over-allotment option to purchase an additional 1,786,589 shares of the Company’s common stock at the public offering price of $4.00 per share, less underwriting discounts and commissions. After giving effect to the option closing, the total number of shares sold by the Company in the offering were 13,036,589 shares, which along with pre-funded warrants to purchase up to an aggregate of 3,750,000 shares of its voting common stock, resulted in aggregate gross proceeds to the Company of approximately $67 million before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

In addition, the Company has entered into an agreement for a concurrent private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), of 1,500,000 shares of its common stock, at a sale price of $4.00 per share.

Jefferies and Cantor served as the joint book-running managers for the public offering. BTIG, Craig-Hallum, H.C. Wainwright & Co., Jones and Maxim Group LLC are acting as co-managers for the public offering.

A registration statement on Form S-3 (File No. 333-275562) relating to the public offering was filed with the Securities and Exchange Commission (the SEC) on November 22, 2023, and was declared effective by the SEC on November 29, 2023. A final prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC. These documents are available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the public offering may also be obtained by contacting: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, New York 10022, by telephone at 877-821-7388, or by email at prospectus_department@jefferies.com or Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, 6th Floor, New York, New York 10022, or by email at prospectus@cantor.com

This press release is being filed pursuant and in accordance with Rule 135(c) under the Securities Act of 1933 and does not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Rezolute, Inc.

Rezolute is a late-stage rare disease company focused on significantly improving outcomes for individuals with hypoglycemia caused by hyperinsulinism (HI). The Company’s antibody therapy, RZ358, is designed to treat all forms of HI and has shown substantial benefit in clinical trials and real-world use for the treatment of congenital hyperinsulinism (cHI) and tumor hyperinsulinism (tHI).

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements regarding the public offering, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about the Company’s strategy, future operations and future expectations and plans and prospects for the Company, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. These forward-looking statements include statements about the closing of the Private Placement and the anticipated use of proceeds of the offerings. These forward-looking statements are based on information currently available to the Company and its current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to market and other financial conditions, the potential completion of the public offering, satisfaction of customary closing conditions related to the public offering and other factors discussed in the “Risk Factors” section contained in the preliminary prospectus supplement and the reports that the Company files with the SEC. Any forward-looking statements represent the Company’s views only as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law.

Contacts:

Rezolute, Inc.

Christen Baglaneas

cbaglaneas@rezolutebio.com

508-272-6717

LHA Investor Relations

Tirth T. Patel

tpatel@lhai.com

212-201-6614